Exhibit 99.1

HALLADOR ENERGY COMPANY ANNOUNCES Proposed PUBLIC OFFERING OF COMMON STOCK

TERRE HAUTE, Ind. – January 13, 2026 – Hallador Energy Company (Nasdaq: HNRG), today announced that it intends to offer and sell $50 million of shares of its common stock in an underwritten public offering. All of the shares to be sold in the offering will be offered by Hallador. In addition, Hallador intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Hallador intends to use the net proceeds from the offering for general corporate purposes, which may include funding certain initial financial commitments to reserve equipment necessary to support Hallador’s planned additional natural gas generating facility.

Texas Capital Securities is acting as sole bookrunner for the offering. Northland Capital Markets is acting as co-manager for the offering.

The securities described above are being offered by Hallador pursuant to an automatic shelf registration statement on Form S-3 that became automatically effective upon its filing with the Securities and Exchange Commission (the “SEC”) on January 13, 2026.

The securities will be offered only by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the registration statement. A preliminary prospectus supplement relating to this offering has been filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering, as well as copies of the final prospectus supplement, when available, may be obtained from TCBI Securities, Inc., d/b/a Texas Capital Securities, Attention: Prospectus Department, 2000 McKinney Avenue, Suite 700, Dallas, TX 75201 or by email at ecm@texascapital.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer or sale will be made only by means of Hallador’s prospectus supplement and prospectus forming part of the effective registration statement relating to these securities.

About Hallador

Hallador Energy Company (Nasdaq: HNRG) is a vertically-integrated Independent Power Producer (IPP) based in Terre Haute, Indiana. Hallador has two core businesses: Hallador Power Company, LLC, which produces electricity and capacity at its one Gigawatt (GW) Merom Generating Station, and Sunrise Coal, LLC, which produces and supplies fuel to the Merom Generating Station and other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements include, without limitation, those relating to the public offering and intended use of proceeds, and Hallador’s planned additional natural gas generating facility. Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current market conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador’s annual report on Form 10-K for the year ended December 31, 2024, subsequent quarterly reports on Form 10-Q and other SEC filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

HNRG@elevate-ir.com